                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Caminus Corporation:


We consent to the use of our report dated February 6, 2002, relating to the consolidated balance sheets of Caminus Corporation and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, included in this registration statement on Form S-3 of Caminus Corporation, and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus.


                                                /s/ KPMG LLP



New York, New York
February 14, 2002